Exhibit 10.8

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award (the “Award”) is granted as of «Grant_Date» by Greater Bay Bancorp (the “Company”), to «Fname» «Lname» (the “Grantee”) in accordance with the following terms and conditions:

1.	Award. The Company hereby irrevocably awards the Grantee «RS_Granted» shares of Common Stock of the Company (the “Shares”), no par value, pursuant to the Greater Bay Bancorp Amended and Restated 1996 Stock Option Plan, as the same may from time to time be amended (the “Plan”), upon the terms and conditions and subject to the restrictions herein. All capitalized terms not defined herein shall have the meanings given them in the Plan.

2.	Term. Subject to earlier termination as provided in the Plan, this Award shall terminate on «Expiration_Date», in accordance with the provisions of Section 6(a) below.

3.	Restrictions. This Award shall be subject to the risk of forfeiture set forth in Section 4 and the restrictions on transfer set forth in Sections 5.

4.	Termination of Service and Forfeiture of Restricted Stock. In the event that the Grantee’s Service as an Employee terminates:

(a)	As a result of such Grantee’s death or Total and Permanent Disability, or in the event of Grantee’s Retirement, the term of the Award shall expire, and any Restrictions on the Award immediately shall lapse upon such death, Total and Permanent Disability or Retirement, but not later than the expiration date specified in Section 2 above.

(b)	As a result of termination by the Company for cause as defined in the Plan, or any other event resulting in the termination of Grantee’s Service not specified in Section 4(a) above, the Award shall expire 30 days after the Company’s notice or advice of such termination is dispatched to Grantee. In the event that a Grantee’s Service terminates for cause, or any other event resulting in the termination of Grantee’s Service not specified in Section 4(a) above, the Shares subject to the Award shall be earned only to the extent such Shares were earned as of the date of such termination. In such event, the Grantee shall forfeit the right to earn any Restricted Stock subject to the Award as to which vesting has not yet occurred, and the Restricted Stock so forfeited shall be returned to the Company.

5.	Restrictions on Transfer. This Award and all rights hereunder may not be transferred by the Grantee other than by will, by written beneficiary designation or by the laws of descent and distribution. During the lifetime of the Grantee, Restricted Stock may only be earned by and issued to the Grantee. No non-permitted transferee of a Grantee shall have any right in or claim to any assets of the Plan, nor shall the Company be subject to any claim for benefits hereunder.

6.	Lapse of Restrictions.

(a)	Longevity Restrictions. Subject to forfeiture as provided in Section 4, the Restrictions shall lapse with respect to 100% of the Shares covered in this Award, in the following non-cumulative installments:

(1)	such Restrictions shall lapse with respect to 20% of the Shares on «Vest1Date»;

(2)	such Restrictions shall lapse with respect to 20% of the Shares on «Vest2Date»;

(3)	such Restrictions shall lapse with respect to 20% of the Shares on «Vest3Date»;

(4)	such Restrictions shall lapse with respect to 20% of the Shares on «Vest4Date»;

(5)	such Restrictions shall lapse with respect to 20% of the Shares on «Vest5Date».

(b)	Change in Control. Upon a Change in Control, all Restrictions shall lapse.

(c)	Delivery of Certificates; Withholding Taxes. Upon the lapse of the Restrictions, the Company shall cause new certificates with respect to such Shares to be issued and delivered to the Grantee, free from the legend provided for in Section 7 and any of the other Restrictions. Notwithstanding the foregoing, no such new certificate shall be delivered to the Grantee unless and until the Grantee shall have paid to the Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of the Grantee resulting from the Award of Restricted Stock or the lapse of the Restrictions or withholding is otherwise provided for to the satisfaction of the Board of Directors.

(d)	Treatment of Fractional Shares. For vesting purposes, any fractional Shares shall be rounded down to the nearest whole number, provided that such fractional Shares shall be aggregated and vested on the date when all Restrictions lapse or expire.

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(e)	Action by Board of Directors. The Board of Directors of the Company shall have the authority, in its sole and absolute discretion, to accelerate the time at which any or all Shares granted hereby shall vest, or to remove any or all of the Restrictions applicable to such Shares whenever the Board of Directors may determine that such action is appropriate by reason of changes to applicable tax or other laws.

7.	Legend. Until all Restrictions lapse and new certificates are issued pursuant to Section 6(c), certificates representing shares of Restricted Stock issued pursuant to this Agreement shall bear the following legend:

“The shares represented by this certificate are subject to reacquisition by Greater Bay Bancorp, and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Restricted Stock Award Agreement by and between Greater Bay Bancorp and the registered owner of such shares.”

8.	Certificate for the Shares.

(a)	Until all Restrictions have lapsed, the Secretary or such other escrow holder as the Board of Directors may appoint shall retain custody of the stock certificates representing the Restricted Stock subject to the Award; provided, however, that in no event shall the Grantee retain physical custody of any certificates representing shares of Restricted Stock awarded to him or her.

(b)	The Grantee further agrees that simultaneously with his or her execution of this Agreement, he or she shall execute stock powers in favor of the Company with respect to the Shares granted hereunder and that he or she shall promptly deliver such stock powers to the Company.

9.	Rights as a Stockholder. Upon the delivery of Restricted Stock to the escrow holder pursuant to Section 8(a), the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, subject to the Restrictions and the Restricted Stock Agreement, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any additional Shares of Restricted Stock to which Grantee shall be entitled as a result of stock dividends, stock splits or any other form of recapitalization in respect of Shares of Restricted Stock subject to Restrictions shall also be subject to the Restrictions until the Restrictions on the underlying shares of Restricted Stock lapse or expire. Grantee acknowledges that any dividends paid to Grantee with respect to any Share of the Restricted Stock prior to the lapse of any Restrictions with respect to such Share shall be compensation income rather than dividend income unless Grantee has made an election under Section 83(b) of the Code with respect to such Share.

10.	Removal of Legends on Certificates and Return of Stock Powers. When the Company delivers to the Grantee the certificates in respect of Shares distributed pursuant to Section 6(c) above, the Grantee shall also receive back the related stock power held by the Company pursuant to Section 8(b) above. The distributed Shares shall be free of the Restrictions and such certificate shall not bear the legend provided for in Section 7 above.

11.	Adjustments for Capital Changes. In the event of any change in the outstanding shares of the Company’s Stock resulting from any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar capital adjustment, or other increase or decrease in such shares without receipt or payment of consideration, the Board of Directors shall adjust this Award in accordance with the Plan.

12.	Plan and Plan Interpretations as Controlling. The terms of the Plan are incorporated herein by reference and a copy of the Plan as currently in effect is attached hereto. This Award and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Board of Directors shall be binding and conclusive upon the Grantee or his or her legal representatives or beneficiary with regard to any questions arising hereunder or under the Plan. Terms used in this Agreement have the same meanings as the definitions of those terms in the Plan.

13.	Grantee Employment. Nothing in this Agreement shall limit the right of the Company to terminate the Grantee’s employment, or otherwise impose upon the Company any obligation to employ or accept the services of the Grantee.

14.	Code Section 83(b) Election. Grantee agrees to notify the Company immediately in writing in the event Grantee makes an election under Section 83(b) of the Internal Revenue Code (or any successor provision) or corresponding provisions of state or local tax laws with respect to this Award. In that event, any required withholding and/or employment tax payments as a result of such election shall thereupon be made. Such withholding may be from the Grantee’s compensation from the Company, from cash supplied by the Grantee, or (to the extent permitted by law) Restricted Stock otherwise issuable to the Grantee.

15.	Assignment. The terms of this Agreement shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

16.	Securities Laws. The issuance of Restricted Stock shall be subject to any federal or state securities law restrictions, as the Board of Directors is advised by its counsel.

17.	Notices. Any notices provided for in this Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered to Grantee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Grantee at the address set forth in the records of the Company or at such other address as is designated by written notice to the Board of Directors.

18.	Separate Advice and Representation. The Company is not providing Grantee with advice, warranties, or representations regarding any of the legal, tax or business effects to Grantee with respect to the Plan or this Award. Grantee is encouraged to seek legal, tax and business advice from Grantee’s own legal, tax and business advisers as soon as possible. By accepting this Award and the Shares covered thereby, Grantee acknowledges that Grantee has not relied on legal, tax or business advice from the law firm of Manatt, Phelps & Phillips, LLP (or any of its partners, employees or independent contractors) with respect to the Plan or this Award and that such law firm represented solely the Company with respect to the Plan and this Award. Grantee specifically waives any actual or apparent conflict of interest of, and releases from any liability, such law firm (and its partners, employees and independent contractors) with respect to the Plan and this Award. By accepting this Award and the Shares covered thereby, and by signing this instrument, Grantee acknowledges that Grantee is familiar with the terms of the Agreement and the Plan, that Grantee has been encouraged by the Company to discuss the Award and the Plan with Grantee’s own legal, tax and business advisers, and that Grantee agrees to be bound by the terms of this Agreement and the Plan.

Dated as of this      day of                , 2004.

Greater Bay Bancorp

By:
Peggy Hiraoka, Executive Vice President Human Resources

The undersigned:

(a)	Acknowledges receipt of the foregoing Award and understands that all rights and liabilities with respect to this Award are set forth in this Agreement and the Plan attached hereto;

(b)	Agrees that, in consideration of this Award, Grantee will comply with all the terms and conditions of this Agreement and the Plan;

(c)	Acknowledges that as of the date of this Award, it sets forth the entire understanding between the undersigned Grantee and the Company regarding the acquisition of the Restricted Stock and supersedes all prior oral and written agreements on that subject.

Dated as of this              day of                 , 2004.

By:
«Fname» «Lname»

SSN :	«SSN»